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                                                                      Exhibit 12

                          HONEYWELL INTERNATIONAL INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        Six Months Ended June 30, 2002


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
Determination of Earnings:
Income before taxes ...........................................     842
Add (Deduct):
    Amortization of capitalized interest ......................      13
    Fixed charges .............................................     228
    Equity income, net of distributions .......................     (10)
                                                                  -----
         Total earnings, as defined ...........................   1,073
                                                                  =====
Fixed Charges:
Rents(a) ......................................................      53
Interest and other financial charges ..........................     175
                                                                  -----
                                                                    228
Capitalized interest ..........................................      10
                                                                  -----
         Total fixed charges ..................................     238
                                                                  =====
Ratio of earnings to fixed charges ............................    4.51
                                                                  =====
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(a) Denotes the equivalent of an appropriate portion of rentals representative of the interest factor on all rentals other than for capitalized leases.